EXHIBIT 99.1

Press release

Linde Reports Full-Year and Fourth-Quarter 2021 Results

Full-Year Highlights

➢	Sales $30.8 billion, up 13%
➢	Operating profit $5.0 billion, up 50%; adjusted operating profit $7.2 billion, up 24%
➢	Operating profit margin 16.2%; adjusted operating profit margin 23.3%, up 200 basis points versus prior year
➢	EPS $7.32, up 56%; adjusted EPS $10.69, up 30%
➢	Operating cash flow $9.7 billion, up 31%
➢	Returned $6.8 billion to shareholders through dividends and share repurchases
➢	Increased backlog to $13 billion

Fourth-Quarter Highlights

➢	Sales $8.3 billion, up 14% YoY
➢	Operating profit $1.3 billion, adjusted operating profit $1.8 billion, up 14%
➢	Operating profit margin 16.1%; adjusted operating profit margin 22.2%, flat versus prior year
➢	EPS $1.98; adjusted EPS $2.77, up 20%
➢	Operating cash flow of $3.2 billion, up 33%

2022

➢	First-quarter 2022 adjusted EPS guidance $2.70 - $2.80, represents 11%-15% growth ex. FX
➢	Full-year 2022 adjusted EPS guidance $11.55 - $11.85, represents 10%-13% growth ex. FX

Guildford, UK, February 10, 2022 - Linde plc (NYSE: LIN; FWB: LIN) today reported fourth-quarter 2021 income from continuing operations of $1,024 million and diluted earnings per share of $1.98, up 33% and 37% respectively. Excluding Linde AG purchase accounting impacts and other charges, adjusted income from continuing operations was $1,431 million, up 18% versus prior year and 1% sequentially. Adjusted earnings per share was $2.77, 20% above prior year and 1% higher sequentially.

Linde’s sales for the fourth quarter were $8,298 million, 14% above prior year and 8% sequentially. Compared to prior year, underlying sales increased 9% from 3% price attainment and 6% higher volumes, mostly from the electronics, chemicals and energy end markets. Sequentially, underlying sales increased 2%, led by higher price across all geographic segments.

Fourth-quarter operating profit was $1,337 million. Adjusted operating profit of $1,841 million was up 14% versus prior year led by higher price, strong volumes and continued productivity initiatives across all segments. Excluding the effects of cost pass-through, adjusted operating margins expanded 120 basis points versus prior year.

Fourth-quarter operating cash flow of $3,233 million increased 33% versus prior year and 26% sequentially. After capital expenditures of $839 million, free cash flow was $2,394 million, up 70% versus prior year. During the quarter, the company returned $1,891 million to shareholders through dividends and stock repurchases, net of issuances.

For full-year 2021, sales were $30.8 billion, 13% above 2020. Compared to prior year, underlying sales increased 11% from 3% price attainment and 8% higher volumes, mostly from the electronics, chemicals and energy end markets. Operating profit was $5.0 billion and adjusted operating profit was $7.2 billion, 24% above prior year. Operating profit margin was 23.3% of sales, 200 basis points higher versus 2020, or 270 basis points higher when excluding the effects of cost pass-through. Diluted earnings per share were $7.32 and adjusted diluted earnings per share were $10.69, up 30% versus prior year.

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Press release

In 2021, Linde generated strong operating cash flow of $9.7 billion, up 31% versus prior year. The company invested $3.1 billion in capital expenditures and paid dividends of $2.2 billion. In addition, Linde repurchased $4.6 billion of stock, net of issuances.

Commenting on the financial results and business outlook, Chief Executive Officer Steve Angel said, “2021 was another successful year for the company thanks to the extraordinary work of our employees worldwide. The Linde team delivered another quarter of record financial results by growing EPS 20%, operating cash flow 33%, and increasing ROC to 17.7% - all while positioning the company for future growth with a contractually secured project backlog of $13 billion. In addition, the company stepped up its commitment to reduce GHG emissions, targeting a 35% reduction by 2035 and climate neutrality by 2050.”

Angel continued, “Looking ahead, the economic outlook remains uncertain. However, I have confidence in our ability to grow EPS double-digit percent from our industry-leading supply network and project backlog. And as I transition to Chairman, with Sanjiv Lamba taking the CEO reins, I’m convinced the best days for Linde lie ahead.”

For the full year 2022, the company expects adjusted diluted earnings per share to be in the range of $11.55 to $11.85, up 8% to 11% versus prior year or 10% to 13% when excluding estimated currency headwinds. Full-year capital expenditures are expected to range between $3.0 billion and $3.5 billion to support operating and growth requirements, including the $13 billion contractual sale of gas and plant backlog. For the first quarter 2022, adjusted earnings per share is expected to be in the range of $2.70 to $2.80, 8% to 12% above prior-year quarter. This range assumes 3% unfavorable currency.

Fourth-Quarter 2021 Results by Segment

Americas sales of $3,152 million grew 16% versus prior-year quarter and 2% sequentially. Compared with fourth quarter 2020, underlying sales increased 10% driven by 3% higher pricing and 7% higher volume, primarily in the energy and chemicals end markets. Sequentially, underlying sales were flat, with 1% higher pricing offset by slightly lower volumes mainly due to seasonality. Operating profit of $843 million was 26.7% of sales, 80 basis points below prior year or 60 basis points higher when excluding the effects of cost pass-through.

APAC (Asia Pacific) sales of $1,589 million were 1% above prior year and up 2% sequentially. Compared to prior year, underlying sales grew 10% driven by 3% price attainment and 7% volume growth, primarily in the electronics, chemicals and energy end markets plus project start-ups. Sequentially, higher pricing of 2% was offset by seasonally lower volumes. Divestitures were driven by an accounting deconsolidation of a joint venture, which reduced sales 12% versus prior year but had no impact on earnings per share. Operating profit of $380 million was 23.9% of sales, 70 basis points above prior year or 140 basis points higher when excluding the effects of cost pass-through.

EMEA (Europe, Middle East & Africa) sales of $2,058 million were up 18% versus prior year and grew 8% sequentially. Compared with fourth-quarter 2020, underlying sales grew 8%, primarily led by 6% higher pricing and 2% higher volumes. Sequentially, underlying sales grew 4% driven by price while volumes were flat. Operating profit of $475 million was 23.1% of sales, 190 basis points below prior year or 80 basis points higher when excluding the effects of cost pass-through.

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Press release

Linde Engineering sales were $946 million, 25% above prior year, and operating profit was $150 million or 15.9% of sales. Order intake for the quarter was $799 million and third-party sale of equipment backlog was $9.6 billion.

Earnings Call

A teleconference on Linde’s fourth-quarter 2021 results is being held today at 10:00 am EST.

Live conference call	US Toll-Free Dial-In Number: 888 204 4368 Germany Toll-Free Dial-In Number: 0800 589 4609 UK Toll-Free Dial-In Number: 0800 358 6377 Access code: 7649248
Live webcast (listen-only)	https://investors.linde.com/events-presentations Short URL: https://t1p.de/i2ho

Materials to be used in the teleconference are also available on the website.

About Linde

Linde is a leading global industrial gases and engineering company with 2021 sales of $31 billion (€26 billion). We live our mission of making our world more productive every day by providing high-quality solutions, technologies and services which are making our customers more successful and helping to sustain and protect our planet.

The company serves a variety of end markets including chemicals & energy, food & beverage, electronics, healthcare, manufacturing, metals and mining. Linde’s industrial gases are used in countless applications, from life-saving oxygen for hospitals to high-purity & specialty gases for electronics manufacturing, hydrogen for clean fuels and much more. Linde also delivers state-of-the-art gas processing solutions to support customer expansion, efficiency improvements and emissions reductions.

For more information about the company and its products and services, please visit www.linde.com

Adjusted amounts, free cash flow and return on capital are non-GAAP measures. See the attachments for a summary of non-GAAP reconciliations and calculations for adjusted amounts.

Attachments: Summary Non-GAAP Reconciliations, Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information and Appendix: Non-GAAP Measures and Reconciliations.

*Note: We are providing adjusted earnings per share (“EPS”) guidance for 2022. This is a non-GAAP financial measure that represents diluted earnings per share from continuing operations (a GAAP measure) but excludes the impact of certain items that we believe are not representative of our underlying business performance, such as cost reduction and other charges, the impact of potential divestitures or other potentially significant items. Given the uncertainty of timing and magnitude of such items, we cannot provide a reconciliation of the differences between the non-GAAP adjusted EPS guidance and the corresponding GAAP EPS measure without unreasonable effort.

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Press release

Forward-looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions. They are based on management’s reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties. These risks and uncertainties include, without limitation: the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances, including trade conflicts and tariffs; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics, pandemics such as COVID-19 and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates; the cost and outcomes of investigations, litigation and regulatory proceedings; the impact of potential unusual or non-recurring items; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; the impact of information technology system failures, network disruptions and breaches in data security; and the effectiveness and speed of integrating new acquisitions into the business. These risks and uncertainties may cause actual future results or circumstances to differ materially from accounting principles generally accepted in the United States of America, International Financial Reporting Standards or adjusted projections, estimates or other forward-looking statements.

Linde plc assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances. The above listed risks and uncertainties are further described in Item 1A. Risk Factors in Linde plc’s Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 1, 2021 which should be reviewed carefully. Please consider Linde plc’s forward-looking statements in light of those risks.

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LINDE PLC AND SUBSIDIARIES
SUMMARY NON-GAAP RECONCILIATIONS
(UNAUDITED)

The following adjusted amounts are Non-GAAP measures and are intended to supplement investors' understanding of the company's financial statements by providing measures which investors, financial analysts and management use to help evaluate the company's operating performance. Items which the company does not believe to be indicative of ongoing business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. See the "NON-GAAP MEASURES AND RECONCILIATIONS" starting on page 10 for additional details relating to the adjustments.

(Millions of dollars, except per share amounts)

	Sales		Operating Profit		Income from Continuing Operations		Diluted EPS from Continuing Operations
	2021	2020	2021	2020	2021	2020	2021	2020
Quarter Ended December 31
Reported GAAP Amounts	$8,298	$7,272	$1,337	$1,029	$1,024	$769	$1.98	$1.45
Cost reduction program and other charges (a)	-	-	51	78	51	54	0.10	0.10
Purchase accounting impacts - Linde AG (c)	-	-	453	506	356	382	0.69	0.73
Bond Redemption (d)	-	-	-	-	-	12	-	0.02
Total adjustments	-	-	504	584	407	448	0.79	0.85
Adjusted amounts	$8,298	$7,272	$1,841	$1,613	$1,431	$1,217	$2.77	$2.30

	Sales		Operating Profit		Income from Continuing Operations		Diluted EPS from Continuing Operations
	2021	2020	2021	2020	2021	2020	2021	2020
Year to Date December 31
Reported GAAP Amounts	$30,793	$27,243	$4,984	$3,322	$3,821	$2,497	$7.32	$4.70
Cost reduction program and other charges (a)	-	-	273	506	279	372	0.53	0.70
Pension settlement charges (b)	-	-	-	-	3	5	0.01	0.01
Purchase accounting impacts - Linde AG (c)	-	-	1,919	1,969	1,476	1,485	2.83	2.80
Bond Redemption (d)	-	-	-	-	-	12	-	0.02
Total adjustments	-	-	2,192	2,475	1,758	1,874	3.37	3.53
Adjusted amounts	$30,793	$27,243	$7,176	$5,797	$5,579	$4,371	$10.69	$8.23

(a)

To adjust for cost reduction program and other charges; 2021 includes severance of $31 million and $259 million for the quarter and year-to-date periods, other cost reduction charges of $30 million and $79 million for the quarter and year-to-date periods, and an other net benefit of $10 million for the quarter and $65 million for the year-to-date period.

(b)	To adjust for pension settlement charges.
(c)	To adjust for purchase accounting impacts related to the merger.
(d)	To adjust for $16 million charge to interest expense in the 2020 fourth quarter related to a bond redemption.

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LINDE PLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(Millions of dollars, except per share data)
(UNAUDITED)

	Quarter Ended		Year To Date
	December 31,		December 31,
	2021	2020	2021	2020

SALES	$8,298	$7,272	$30,793	$27,243
Cost of sales	4,927	4,086	17,543	15,383
Selling, general and administrative	787	802	3,189	3,193
Depreciation and amortization	1,135	1,192	4,635	4,626
Research and development	38	38	143	152
Cost reduction programs and other charges	51	78	273	506
Other income (expense) - net	(23)	(47)	(26)	(61)
OPERATING PROFIT	1,337	1,029	4,984	3,322
Interest expense - net	31	35	77	115
Net pension and OPEB cost (benefit), excluding service cost	(49)	(46)	(192)	(177)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND EQUITY INVESTMENTS	1,355	1,040	5,099	3,384
Income taxes	339	253	1,262	847
INCOME FROM CONTINUING OPERATIONS BEFORE EQUITY INVESTMENTS	1,016	787	3,837	2,537
Income from equity investments	38	16	119	85
INCOME FROM CONTINUING OPERATIONS (INCLUDING NONCONTROLLING INTERESTS)	1,054	803	3,956	2,622
Add: income from discontinued operations, net of tax	2	1	5	4
INCOME (INCLUDING NONCONTROLLING INTERESTS)	1,056	804	3,961	2,626
Less: noncontrolling interests from continuing operations	(30)	(34)	(135)	(125)
Less: noncontrolling interests from discontinued operations	-	-	-	-
NET INCOME - LINDE PLC	$1,026	$770	$3,826	$2,501

NET INCOME - LINDE PLC
Income from continuing operations	$1,024	$769	$3,821	$2,497
Income from discontinued operations	$2	$1	$5	$4

PER SHARE DATA - LINDE PLC SHAREHOLDERS

Basic earnings per share from continuing operations	$2.00	$1.47	$7.39	$4.74
Basic earnings per share from discontinued operations	-	-	0.01	0.01
Basic earnings per share	$2.00	$1.47	$7.40	$4.75

Diluted earnings per share from continuing operations	$1.98	$1.45	$7.32	$4.70
Diluted earnings per share from discontinued operations	-	-	0.01	0.01
Diluted earnings per share	$1.98	$1.45	$7.33	$4.71

Cash dividends	$1.06	$0.963	$4.24	$3.85

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic shares outstanding (000's)	511,234	524,442	516,896	526,736
Diluted shares outstanding (000's)	516,276	529,038	521,875	531,157

Note: See page 10 for a reconciliation to adjusted amounts which are Non-GAAP.

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LINDE PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(Millions of dollars)
(UNAUDITED)

	December 31,	December 31,
	2021	2020
ASSETS
Cash and cash equivalents	$2,823	$3,754
Accounts receivable - net	4,499	4,167
Contract assets	134	162
Inventories	1,733	1,729
Prepaid and other current assets	970	1,112
TOTAL CURRENT ASSETS	10,159	10,924
Property, plant and equipment - net	26,003	28,711
Goodwill	27,038	28,201
Other intangibles - net	13,802	16,184
Other long-term assets	4,603	4,209
TOTAL ASSETS	$81,605	$88,229

LIABILITIES AND EQUITY
Accounts payable	$3,503	$3,095
Short-term debt	1,163	3,251
Current portion of long-term debt	1,709	751
Contract liabilities	2,940	1,769
Other current liabilities	4,328	4,874
TOTAL CURRENT LIABILITIES	13,643	13,740
Long-term debt	11,335	12,152
Other long-term liabilities	11,186	12,755
TOTAL LIABILITIES	36,164	38,647

REDEEMABLE NONCONTROLLING INTERESTS	13	13

LINDE PLC SHAREHOLDERS' EQUITY:
Common stock	1	1
Additional paid-in capital	40,180	40,202
Retained earnings	18,710	17,178
Accumulated other comprehensive income (loss)	(5,048)	(4,690)
Less: Treasury stock, at cost	(9,808)	(5,374)
Total Linde plc shareholders' equity	44,035	47,317
Noncontrolling interests	1,393	2,252
TOTAL EQUITY	45,428	49,569
TOTAL LIABILITIES AND EQUITY	$81,605	$88,229

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LINDE PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Millions of dollars)
(UNAUDITED)

	Quarter Ended		Year to Date
	December 31,		December 31,
	2021	2020	2021	2020
OPERATIONS
Net income - Linde plc	$1,026	$770	$3,826	$2,501
Less: income from discontinued operations, net of tax and noncontrolling interests	(2)	(1)	(5)	(4)
Add: noncontrolling interests	30	34	135	125
Net income (including noncontrolling interests)	1,054	803	3,956	2,622

Adjustments to reconcile net income to net cash provided by operating activities:
Cost reduction programs and other charges, net of payments (a)	15	18	98	258
Depreciation and amortization	1,135	1,192	4,635	4,626
Accounts receivable	(14)	95	(553)	19
Contract assets and liabilities, net	777	1	1,307	90
Inventory	(52)	119	(129)	18
Payables and accruals	316	121	447	109
Pension contributions	(10)	(15)	(42)	(91)
Deferred income taxes and other	12	100	6	(222)
Net cash provided by operating activities	3,233	2,434	9,725	7,429

INVESTING
Capital expenditures	(839)	(1,027)	(3,086)	(3,400)
Acquisitions, net of cash acquired	(57)	(27)	(88)	(68)
Divestitures and asset sales	20	47	167	482
Net cash provided by (used for) investing activities	(876)	(1,007)	(3,007)	(2,986)

FINANCING
Debt increase (decrease) - net	(2,322)	(2,022)	(514)	1,313
Issuances of ordinary shares	11	6	50	47
Purchases of ordinary shares	(1,361)	(427)	(4,612)	(2,457)
Cash dividends - Linde plc shareholders	(541)	(505)	(2,189)	(2,028)
Noncontrolling interest transactions and other	(4)	(19)	(323)	(220)
Net cash provided by (used for) financing activities	(4,217)	(2,967)	(7,588)	(3,345)

Effect of exchange rate changes on cash and cash equivalents	(17)	95	(61)	(44)

Change in cash and cash equivalents	(1,877)	(1,445)	(931)	1,054
Cash and cash equivalents, beginning-of-period	4,700	5,199	3,754	2,700
Cash and cash equivalents, end-of-period	$2,823	$3,754	$2,823	$3,754

(a)

Cost reduction programs and other charges of $51 million and $78 million for the quarters ended December 31, 2021 and 2020 were partially offset by related cash outflows of $36 million and $60 million, respectively.  Cost reduction programs and other charges of $273 million and $506 million for the years ended December 31, 2021 and 2020 were offset by related cash outflows of $175 million and $248 million, respectively.

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LINDE PLC AND SUBSIDIARIES
SEGMENT INFORMATION
(Millions of dollars)
(UNAUDITED)

	Quarter Ended December 31,		Year to Date December 31,
	2021	2020	2021	2020
SALES
Americas	$3,152	$2,724	$12,103	$10,459
EMEA	2,058	1,746	7,643	6,449
APAC	1,589	1,572	6,133	5,687
Engineering	946	755	2,867	2,851
Other	553	475	2,047	1,797
Total sales	$8,298	$7,272	$30,793	$27,243

OPERATING PROFIT
Americas	$843	$748	$3,368	$2,773
EMEA	475	437	1,889	1,465
APAC	380	365	1,502	1,277
Engineering	150	100	473	435
Other	(7)	(37)	(56)	(153)
Segment operating profit	$1,841	$1,613	$7,176	$5,797
Cost reduction programs and other charges	(51)	(78)	(273)	(506)
Purchase accounting impacts - Linde AG	(453)	(506)	(1,919)	(1,969)
Total operating profit	$1,337	$1,029	$4,984	$3,322

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LINDE PLC AND SUBSIDIARIES

APPENDIX

NON-GAAP MEASURES AND RECONCILIATIONS

(Millions of dollars, except per share data)

(UNAUDITED)

The following Non-GAAP measures are intended to supplement investors understanding of the company's financial information by providing measures which investors, financial analysts and management use to help evaluate the company's operating performance and liquidity. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures.

	2021					2020
	Year to Date December 31,	Q4	Q3	Q2	Q1	Year to Date December 31,	Q4	Q3	Q2	Q1
Adjusted Operating Profit and Operating Margin
Reported operating profit	$4,984	$1,337	$1,292	$1,142	$1,213	$3,322	$1,029	$969	$591	$733
Add: Cost reduction programs and other charges	273	51	26	204	(8)	506	78	48	249	131
Add: Purchase accounting impacts - Linde AG (c)	1,919	453	492	491	483	1,969	506	498	477	488
Total adjustments	2,192	504	518	695	475	2,475	584	546	726	619
Adjusted operating profit	$7,176	$1,841	$1,810	$1,837	$1,688	$5,797	$1,613	$1,515	$1,317	$1,352

Reported percentage change	50%	30%	33%	93%	65%	13%	57%	(3)%	(12)%	20%
Adjusted percentage change	24%	14%	19%	39%	25%	10%	20%	9%	- %	11%

Reported sales	$30,793	$8,298	$7,668	$7,584	$7,243	$27,243	$7,272	$6,855	$6,377	$6,739

Reported operating margin	16.2%	16.1%	16.8%	15.1%	16.7%	12.2%	14.2%	14.1%	9.3%	10.9%
Adjusted operating margin	23.3%	22.2%	23.6%	24.2%	23.3%	21.3%	22.2%	22.1%	20.7%	20.1%

Adjusted Depreciation and amortization
Reported depreciation and amortization	$4,635	$1,135	$1,163	$1,171	$1,166	$4,626	$1,192	$1,168	$1,124	$1,142
Less: Purchase accounting impacts - Linde AG (c)	(1,863)	(437)	(469)	(479)	(478)	(1,920)	(489)	(487)	(468)	(476)
Adjusted depreciation and amortization	$2,772	$698	$694	$692	$688	$2,706	$703	$681	$656	$666

Adjusted Other Income (Expense) - net
Reported Other Income (Expense) - net	$(26)	$(23)	$10	$(17)	$4	$(61)	$(47)	$(29)	$-	$15
Add: Purchase accounting impacts - Linde AG (c)	(56)	(16)	(23)	(12)	(5)	(49)	(17)	(11)	(9)	(12)
Adjusted Other Income (Expense) - net	$30	$(7)	$33	$(5)	$9	$(12)	$(30)	$(18)	$9	$27

Adjusted Net Pension and OPEB Cost (Benefit), Excluding Service Cost
Reported net pension and OPEB cost (benefit), excluding service cost	$(192)	$(49)	$(45)	$(49)	$(49)	$(177)	$(46)	$(41)	$(45)	$(45)
Add: Pension settlement charges	(4)	-	(4)	-	-	(6)	-	(6)	-	-
Adjusted Net Pension and OPEB cost (benefit), excluding service costs	$(196)	$(49)	$(49)	$(49)	$(49)	$(183)	$(46)	$(47)	$(45)	$(45)

Adjusted Interest Expense - Net
Reported interest expense - net	$77	$31	$8	$18	$20	$115	$35	$38	$18	$24
Add: Purchase accounting impacts - Linde AG (c)	53	10	10	15	18	85	18	23	22	22
Less: Bond Redemption	-	-	-	-	-	(16)	(16)	-	-	-
Total adjustments	53	10	10	15	18	69	2	23	22	22
Adjusted interest expense - net	$130	$41	$18	$33	$38	$184	$37	$61	$40	$46

Adjusted Income Taxes (a)
Reported income taxes	$1,262	$339	$321	$334	$268	$847	$253	$265	$164	$165
Add: Purchase accounting impacts - Linde AG (c)	452	103	115	116	118	399	107	75	95	122
Add: Pension settlement charges	1	-	1	-	-	1	-	1	-	-
Add: Cost reduction programs and other charges	29	-	3	6	20	130	20	12	62	36
Less: Bond Redemption	-	-	-	-	-	4	4	-	-	-
Total adjustments	482	103	119	122	138	534	131	88	157	158
Adjusted income taxes	$1,744	$442	$440	$456	$406	$1,381	$384	$353	$321	$323

Adjusted Effective Tax Rate (a)
Reported income before income taxes and equity investments	$5,099	$1,355	$1,329	$1,173	$1,242	$3,384	$1,040	$972	$618	$754
Add: Pension settlement charge	4	-	4	-	-	6	-	6	-	-
Add: Purchase accounting impacts - Linde AG (c)	1,866	443	482	476	465	1,884	488	475	455	466
Add: Cost reduction programs and other charges	273	51	26	204	(8)	506	78	48	249	131
Less: Bond Redemption	-	-	-	-	-	16	16	-	-	-
Total adjustments	2,143	494	512	680	457	2,412	582	529	704	597
Adjusted income before income taxes and equity investments	$7,242	$1,849	$1,841	$1,853	$1,699	$5,796	$1,622	$1,501	$1,322	$1,351

Reported Income taxes	$1,262	$339	$321	$334	$268	$847	$253	$265	$164	$165
Reported effective tax rate	24.7%	25.0%	24.2%	28.5%	21.6%	25.0%	24.3%	27.3%	26.5%	21.9%

Adjusted income taxes	$1,744	$442	$440	$456	$406	$1,381	$384	$353	$321	$323
Adjusted effective tax rate	24.1%	23.9%	23.9%	24.6%	23.9%	23.8%	23.7%	23.5%	24.3%	23.9%

Income from Equity Investments
Reported income from equity investments	$119	$38	$1	$37	$43	$85	$16	$23	$29	$17
Add: Cost reduction programs and other charges (d)	35	-	35	-	-	$-	-	-	-	-
Add: Purchase accounting impacts - Linde AG (c)	77	20	19	19	19	57	15	14	14	14
Total adjustments	112	20	54	19	19	57	15	14	14	14
Adjusted income from equity investments	$231	$58	$55	$56	$62	$142	$31	$37	$43	$31

Adjusted Noncontrolling Interests from Continuing Operations
Reported noncontrolling interests from continuing operations	$(135)	$(30)	$(31)	$(36)	$(38)	$(125)	$(34)	$(31)	$(25)	$(35)
Add: Cost reduction programs and other charges	-	-	-	-	-	(4)	(4)	-	-	-
Add: Purchase accounting impacts - Linde AG (c)	(15)	(4)	(4)	(2)	(5)	(57)	(14)	(14)	(14)	(15)
Total adjustments	(15)	(4)	(4)	(2)	(5)	(61)	(18)	(14)	(14)	(15)
Adjusted noncontrolling interests from continuing operations	$(150)	$(34)	$(35)	$(38)	$(43)	$(186)	$(52)	$(45)	$(39)	$(50)

Adjusted Income from Continuing Operations (b)
Reported income from continuing operations	$3,821	$1,024	$978	$840	$979	$2,497	$769	$699	$458	$571
Add: Pension settlement charge	3	-	3	-	-	5	-	5	-	-
Add: Cost reduction programs and other charges	279	51	58	198	(28)	372	54	36	187	95
Add: Purchase accounting impacts - Linde AG (c)	1,476	356	382	377	361	1,485	382	400	360	343
Less: Bond Redemption	-	-	-	-	-	12	12	-	-	-
Total adjustments	1,758	407	443	575	333	1,874	448	441	547	438
Adjusted income from continuing operations	$5,579	$1,431	$1,421	$1,415	$1,312	$4,371	$1,217	$1,140	$1,005	$1,009

Page 10 of 11

LINDE PLC AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES AND RECONCILIATIONS
(Millions of dollars, except per share data)
(UNAUDITED)

	2021					2020
	Year to Date December 31,	Q4	Q3	Q2	Q1	Year to Date December 31,	Q4	Q3	Q2	Q1
Adjusted Diluted EPS from Continuing Operations (b)
Reported diluted EPS from continuing operations	$7.32	$1.98	$1.88	$1.60	$1.86	$4.70	$1.45	$1.32	$0.87	$1.07
Add: Pension settlement charge	0.01	-	0.01	-	-	0.01	-	0.01	-	-
Add: Cost reduction programs and other charges	0.53	0.10	0.11	0.38	(0.05)	0.70	0.10	0.07	0.35	0.18
Less: Bond Redemption	-	-	-	-	-	0.02	0.02	-	-	-
Add: Purchase accounting impacts - Linde AG	2.83	0.69	0.73	0.72	0.68	2.80	0.73	0.75	0.68	0.64
Total adjustments	3.37	0.79	0.85	1.10	0.63	3.53	0.85	0.83	1.03	0.82
Adjusted diluted EPS from continuing operations	$10.69	$2.77	$2.73	$2.70	$2.49	$8.23	$2.30	$2.15	$1.90	$1.89

Reported percentage change	56%	37%	42%	84%	74%	18%	54%	(1)%	(7)%	35%
Adjusted percentage change	30%	20%	27%	42%	32%	12%	22%	11%	4%	12%

Adjusted Diluted EPS from Continuing Operations Guidance (e)	First Quarter 2022		Full Year 2022
	Low End	High End	Low End	High End
2022 Adjusted Guidance	$2.70	$2.80	$11.55	$11.85
Adjusted percentage change versus 2021 adjusted diluted EPS	8%	12%	8%	11%
Add: Estimated currency headwinds	3%	3%	2%	2%
Adjusted percentage change excluding currency	11%	15%	10%	13%

Adjusted EBITDA and % of Sales
Income from continuing operations	$3,821	$1,024	$978	$840	$979	$2,497	$769	$699	$458	$571
Add: Noncontrolling interests related to continuing operations	135	30	31	36	38	125	34	31	25	35
Add: Net pension and OPEB cost (benefit), excluding service cost	(192)	(49)	(45)	(49)	(49)	(177)	(46)	(41)	(45)	(45)
Add: Interest expense	77	31	8	18	20	115	35	38	18	24
Add: Income taxes	1,262	339	321	334	268	847	253	265	164	165
Add: Depreciation and amortization	4,635	1,135	1,163	1,171	1,166	4,626	1,192	1,168	1,124	1,142
EBITDA from continuing operations	9,738	2,510	2,456	2,350	2,422	8,033	2,237	2,160	1,744	1,892
Add: Cost reduction programs and other charges	308	51	61	204	(8)	506	78	48	249	131
Add: Purchase accounting impacts - Linde AG	133	36	42	31	24	106	32	25	23	26
Total adjustments	441	87	103	235	16	612	110	73	272	157
Adjusted EBITDA from continuing operations	$10,179	$2,597	$2,559	$2,585	$2,438	$8,645	$2,347	$2,233	$2,016	$2,049

Reported sales	$30,793	$8,298	$7,668	$7,584	$7,243	$27,243	$7,272	$6,855	$6,377	$6,739
% of sales
EBITDA from continuing operations	31.6%	30.2%	32.0%	31.0%	33.4%	29.5%	30.8%	31.5%	27.3%	28.1%
Adjusted EBITDA from continuing operations	33.1%	31.3%	33.4%	34.1%	33.7%	31.7%	32.3%	32.6%	31.6%	30.4%

(a)

The income tax expense (benefit) on the non-GAAP pre-tax adjustments was determined using the applicable tax rates for the jurisdictions that were utilized in calculating the GAAP income tax expense (benefit) and included both current and deferred income tax amounts.

(b)	Net of income taxes which are shown separately in “Adjusted Income Taxes and Effective Tax Rate”.
(c)

  The company believes that its non-GAAP measures excluding Purchase accounting impacts - Linde AG are useful to investors because: (i) the business combination was a merger of equals in an all-stock merger transaction, with no cash consideration, (ii)  the company is managed on a geographic basis and the results of certain geographies are more heavily impacted by purchase accounting than others, causing results that are not comparable at the reportable segment level, therefore, the impacts of purchasing accounting adjustments to each segment vary and are not comparable within the company and when compared to other companies in similar regions, (iii) business management is evaluated and variable compensation is determined based on results excluding purchase accounting impacts, and; (iv) it is important to investors and analysts to understand the purchase accounting impacts to the financial statements.
A summary of each of the adjustments made for Purchase accounting impacts - Linde AG are as follows:
Adjusted Operating Profit and Margin:  The purchase accounting adjustments for the periods presented relate primarily to depreciation and amortization related to the fair value step up of fixed assets and intangible assets (primarily customer related) acquired in the merger and the allocation of fair value step-up for ongoing Linde AG asset disposals (reflected in Other Income/(Expense)).
Adjusted Interest Expense - Net: Relates to the amortization of the fair value of debt acquired in the merger.
Adjusted Income Taxes and Effective Tax Rate:  Relates to the current and deferred income tax impact on the adjustments discussed above.  The income tax expense (benefit) on the non-GAAP pre-tax adjustments was determined using the applicable tax rates for the jurisdictions that were utilized in calculating the GAAP income tax expense (benefit) and included both current and deferred income tax amounts.
Adjusted Income from Equity Investments:  Represents the amortization of increased fair value on equity investments related to depreciable and amortizable assets.
Adjusted Noncontrolling Interests from Continuing Operations: Represents the noncontrolling interests’ ownership portion of the adjustments described above determined on an entity by entity basis.

(d)	Impairment charge related to a joint venture in the APAC segment
(e)

We are providing adjusted earnings per share ("EPS") guidance for 2022. This is a non-GAAP financial measure that represents diluted earnings per share from continuing operations (a GAAP measure) but excludes the impact of certain items that we believe are not representative of our underlying business performance, such as cost reduction and other charges, the impact of potential divestitures or other potentially significant items. Given the uncertainty of timing and magnitude of such items, we cannot provide a reconciliation of the differences between the non-GAAP adjusted EPS guidance and the corresponding GAAP EPS measure without unreasonable effort.

Page 10 of 11 (cont'd)

LINDE PLC AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES AND RECONCILIATIONS
(Millions of dollars)
(UNAUDITED)

	2021				2020				2019
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4

Free Cash Flow (FCF) - Free cash flow is a measure used by investors, financial analysts and management to evaluate the ability of a company to pursue opportunities that enhance shareholder value. FCF equals cash flow from operations less capital expenditures.

Operating Cash Flow	$3,233	$2,556	$1,827	$2,109	$2,434	$1,884	$1,764	$1,347	$2,174
Less: Capital Expenditures	(839)	(741)	(744)	(762)	(1,027)	(787)	(783)	(803)	(1,015)
Free Cash Flow	$2,394	$1,815	$1,083	$1,347	$1,407	$1,097	$981	$544	$1,159

Net Debt - Net debt is a financial liquidity metric used by investors, financial analysts and management to evaluate the ability of a company to repay its debt and is calculated as total debt (excluding purchase accounting impacts) less liquid assets.

Debt	$14,207	$16,727	$15,492	$15,750	$16,154	$17,803	$17,480	$16,875	$13,956
Less: Cash and cash equivalents	(2,823)	(4,700)	(3,137)	(4,096)	(3,754)	(5,199)	(4,941)	(4,014)	(2,700)
Net debt	11,384	12,027	12,355	11,654	12,400	12,604	12,539	12,861	11,256
Less: Purchase accounting impacts - Linde AG	(61)	(72)	(84)	(98)	(121)	(133)	(150)	(170)	(195)
Adjusted net debt	$11,323	$11,955	$12,271	$11,556	$12,279	$12,471	$12,389	$12,691	$11,061
Less: Net assets held for sale	-	(1)	(1)	(4)	(3)	(2)	(2)	(115)	(123)
Adjusted net debt less net assets held for sale	$11,323	$11,954	$12,270	$11,552	$12,276	$12,469	$12,387	$12,576	$10,938

After-tax Return on Capital and Adjusted After-tax Return on Capital (ROC) - After-tax return on capital is a measure used by investors, financial analysts and management to evaluate the return on net assets employed in the business. ROC measures the after-tax operating profit that the company was able to generate with the investments made by all parties in the business (debt, noncontrolling interests and Linde plc shareholders equity).

Reported income from continuing operations	$1,024	$978	$840	$979	$769	$699	$458	$571	$507
Add: noncontrolling interests from continuing operations	30	31	36	38	34	31	25	35	27
Add: interest expense - net	31	8	18	20	35	38	18	24	8
Less: tax benefit on interest expense - net *	(8)	(2)	(5)	(5)	(9)	(10)	(5)	(6)	(2)
Reported NOPAT	$1,077	$1,015	$889	$1,032	$829	$758	$496	$624	$540

Adjusted income from continuing operations	$1,431	$1,421	$1,415	$1,312	$1,217	$1,140	$1,005	$1,009	$1,024
Add: adjusted noncontrolling interests from continuing operations	34	35	38	43	52	45	39	50	41
Add: adjusted interest expense - net	41	18	33	38	37	61	40	46	30
Less: tax benefit on interest expense - net *	(10)	(5)	(8)	(10)	(9)	(15)	(10)	(12)	(7)
Adjusted NOPAT	$1,496	$1,469	$1,478	$1,383	$1,297	$1,231	$1,074	$1,093	$1,088

4-quarter trailing reported NOPAT	$4,013	$3,765	$3,508	$3,115	$2,707
4-quarter trailing adjusted NOPAT	$5,826	$5,627	$5,389	$4,985	$4,695

Equity and redeemable noncontrolling interests:
Redeemable noncontrolling interests	$13	$13	$13	$13	$13	$13	$13	$92	$113
Linde plc shareholders' equity	44,035	44,323	45,777	46,210	47,317	46,175	45,537	44,776	49,074
Noncontrolling interests	1,393	1,401	1,438	1,410	2,252	2,404	2,387	2,375	2,448
Total equity and redeemable noncontrolling interests	$45,441	$45,737	$47,228	$47,633	$49,582	$48,592	$47,937	$47,243	$51,635

Reported capital	$56,825	$57,763	$59,582	$59,283	$61,979	$61,194	$60,474	$59,989	$62,768

Total equity and redeemable noncontrolling interests	$45,441	$45,737	$47,228	$47,633	$49,582	$48,592	$47,937	$47,243	$51,635
Add: Adjusted net debt less net assets held for sale	11,323	11,954	12,270	11,552	12,276	12,469	12,387	12,576	10,938
Less: Linde AG Goodwill (a)	24,256	24,256	24,256	24,256	24,256	24,256	24,256	24,256	24,256
Less: Linde AG Indefinite lived intangibles (a)	1,868	1,868	1,868	1,868	1,868	1,868	1,868	1,868	1,868
Adjusted capital	$30,640	$31,567	$33,374	$33,061	$35,734	$34,937	$34,200	$33,695	$36,449

(a) Represent balance sheet purchase accounting impacts of non-amortizing assets related to the Linde AG merger.

Ending capital (see above)	$56,825	$57,763	$59,582	$59,283	$61,979
5-quarter average ending capital	$59,086	$59,960	$60,502	$60,584	$61,281

Ending adjusted capital (see above)	$30,640	$31,567	$33,374	$33,061	$35,734
5-quarter average ending adjusted capital	$32,875	$33,735	$34,261	$34,325	$35,003

After-tax ROC (4 quarter reported NOPAT / 5-quarter average ending capital)	6.8%	6.3%	5.8%	5.1%	4.4%
Adjusted after-tax ROC (4 quarter trailing adjusted NOPAT / 5-quarter average ending adjusted capital)	17.7%	16.7%	15.7%	14.5%	13.4%

*	Tax benefit on interest expense - net is generally presented using the reported effective rate.

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